Exhibit 99.1

Teradyne Reports Second Quarter, 2007 Results

NORTH READING, Mass.—(BUSINESS WIRE)—July 18, 2007—Teradyne, Inc. reported sales of $289 million in the second quarter of 2007. Net income was $27.7 million, or $0.14 per diluted share. Income from continuing operations was $27.2 million or $0.14 per diluted share. Bookings for the second quarter were $307 million.

"Our semiconductor test bookings grew 28% sequentially in the second quarter, with strong Outsourced Assembly and Test (OSAT) business driving record FLEXTM test platform orders,” said Michael Bradley, Teradyne president and CEO. “Our semiconductor test product orders were up 38% over the first quarter, as we saw demand from a broad range of market segments, including wireless, automotive and power management devices.”

Guidance for the third quarter of 2007 is for sales between $300 million and $320 million, with earnings from continuing operations between $0.15 and $0.19 per diluted share.

During the second quarter of 2007, Teradyne repurchased 1.4 million shares of its common stock for $24 million under its previously announced Stock Repurchase Program.

Webcast

A webcast to discuss second quarter 2007 results, along with management’s outlook, will be held at 10 a.m. EDT, Thursday, July 19, 2007. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. A conference call replay will be available approximately two hours after the call. The replay number in the U.S. & Canada is 1-800-642-1687. The replay number outside the U.S. & Canada is 1-706-645-9291. The pass code for both numbers is 6348562. In addition, a webcast replay will also be available on the Teradyne web site www.teradyne.com. Click on "Investors" for a link to the replay. The replay will be available via phone and web site through August 2, 2007.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2006, Teradyne had sales of $1.38 billion, and currently employs about 3,700 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries).

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

This release contains forward-looking statements regarding expected future revenues and earnings, future market conditions and business prospects. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions (including market demand for electronics and downturns in the semiconductor industry); the decision by customers to cancel or defer orders that previously had been accepted; reductions or delays in capital investment by our customers; competitive pressures (including pricing and gross margin pressures); the risks of operating internationally, disruptions, delays or an inadequate supply of raw materials, components or internal and external manufacturing capability; the effectiveness of our implementation of cost cutting and expense control measures (including facility consolidations, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing, information technology and engineering activities); and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2006 and our periodic reports on Forms 10-Q and 8-K.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2007

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Six Months Ended:
	July 1, 2007	April 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Net Revenues	$288,710	$253,693	$386,819	$542,403	$742,848
Cost of Revenues (1)(2)	151,490	140,296	196,244	291,786	385,139

Gross Profit	137,220	113,397	190,575	250,617	357,709
Operating Expenses:
Engineering and Development (1)	52,417	49,262	51,840	101,679	102,402
Selling and Administrative (1)	62,760	63,012	73,913	125,772	144,336
In-process Research and Development (3)	—	16,700	—	16,700	—
Restructuring and Other, net (4)	568	2,247	(20,596)	2,815	(21,693)

Operating Expenses	115,745	131,221	105,157	246,966	225,045

Income/(Loss) from Operations	21,475	(17,824)	85,418	3,651	132,664
Interest Income	9,299	10,099	11,659	19,398	21,142
Interest Expense	(74)	(436)	(3,470)	(510)	(6,841)
Other Income (5)	—	1,832	—	1,832	—

Income/(Loss) from Continuing Operations Before Income Taxes	30,700	(6,329)	93,607	24,371	146,965
Income Tax Provision	3,454	1,385	9,420	4,839	18,008

Income/(Loss) from Continuing Operations	27,246	(7,714)	84,187	19,532	128,957
Income/(Loss) from Discontinued Operations (6)	618	93	(1,825)	711	(1,715)
Income Tax Provision/(Benefit)	210	15	(43)	225	(76)

Income/(Loss) from Discontinued Operations	408	78	(1,782)	486	(1,639)
Net Income/(Loss)	$27,654	$(7,636)	$82,405	20,018	$127,318

Income/(Loss) per Common Share from Continuing Operations:
Basic	$0.14	$(0.04)	$0.42	$0.10	$0.65

Diluted (7)	$0.14	$(0.04)	$0.41	$0.10	$0.64

Net Income/(Loss) per Common Share:
Basic	$0.15	$(0.04)	$0.42	$0.11	$0.64

Diluted (7)	$0.14	$(0.04)	$0.40	$0.10	$0.63

Weighted Average Common Shares—Basic	189,391	189,625	198,243	189,508	198,130

Weighted Average Common Shares—Diluted (7)	191,405	189,625	210,356	191,184	210,601

Net Orders	$306,553	$245,975	$401,352	$552,528	$761,168

(1) Includes the following amounts related to stock-based compensation:

	July 1, 2007	April 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Cost of Revenues	$1,289	$1,384	$1,129	$2,673	$2,233
Engineering and Development	2,103	2,259	1,841	$4,362	3,643
Selling and Administrative	3,391	3,642	2,971	7,033	5,876

	$6,783	$7,285	$5,941	$14,068	$11,752

(2)	Cost of revenues includes an inventory provision of $8.0 million in the six months ended July 2, 2006 for non-FLEX products in the Semiconductor Test Division. For the quarter and six months ended July 1, 2007, $0.5 million was recorded as a credit related to previously written off inventory in the Semiconductor Test Division.

(3)	In-process research and development charge from the acquisition of enabling test technology from MOSAID Technologies in the quarter ended April 1, 2007 and the six months ended July 1, 2007 for the Semiconductor Test Division.

(4)	Restructuring and Other, net consists of:

	Quarter Ended:			Six Months Ended:
	July 1, 2007	April 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Severance	$1,505	$2,201	$1,528	$3,706	$1,595
Facility Related	(52)	36	(182)	(16)	(1,268)
Loss/(Gain) on Sale of Real Estate	21	10	(21,736)	31	(21,736)
Gain on Sale of Product Lines	(906)	—	(157)	(906)	(386)
Long-Lived Asset Impairment	—	—	—	—	50
Other	—	—	(49)	—	52

	$568	$2,247	$(20,596)	$2,815	$(21,693)

(5)	Recognition of fair value of an asset related to an equity investment.

(6)	On May 31, 2007 Teradyne entered into a definitive agreement with Tollgrade Communications, Inc. for the sale of our Broadband Test Systems Division, the results of which have been included within discontinued operations for all periods presented.

(7)	Teradyne had convertible debentures that matured in the fourth quarter of 2006. Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occured when earnings were greater than $0.24 per share per quarter.

	Quarter Ended:			Six Months Ended:
	July 1, 2007	April 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Shares included in diluted shares	—	—	11.0	—	11.1
Net interest expense added back to net income	$—	$—	$2.6	$—	$5.3

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 1, 2007	December 31, 2006
Assets
Cash and Cash Equivalents	$393,215	$568,025
Marketable Securities	187,134	47,766
Accounts Receivable	211,461	155,770
Inventories	88,043	92,813
Other Current Assets	24,314	21,527
Current Assets from Discontinued Operations (1)	5,487	3,509

	909,654	889,410

Net Property, Plant and Equipment	357,595	365,521
Long-term Marketable Securities	303,656	328,827
Goodwill	69,147	69,147
Intangible and Other Assets	34,610	35,819
Retirement Plans Assets	32,194	31,503
Long-term Assets from Discontinued Operations (1)	818	828

	$1,707,674	$1,721,055

Liabilities
Accounts Payable	55,822	39,918
Accrued Employees’ Compensation and Withholdings	65,594	87,811
Deferred Revenue and Customer Advances	41,963	44,053
Other Accrued Liabilities	44,149	47,023
Income Taxes Payable	10,099	36,052
Current Liabilities from Discontinued Operations (1)	2,709	4,859

	220,336	259,716

Retirement Plans Liabilities	79,644	81,121
Other Long-term Liabilities	19,219	18,352
Long-term Liabilities from Discontinued Operations (1)	674	679

	319,873	359,868

Shareholders’ Equity	1,387,801	1,361,187

	$1,707,674	$1,721,055

(1) On May 31, 2007 Teradyne entered into a definitive agreement with Tollgrade Communications, Inc. for the sale of our Broadband Test Systems Division, whose assets and liabilities have been included within discontinued operations.

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at http://www.teradyne.com.

Contact:  Teradyne, Inc.

                Tom Newman, 978-370-2425

                VP of Corporate Relations